UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 12, 2009

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Suite 2808,International Chamber of Commerce Tower
Fuhua Three Road, Shenzhen, PRC 518048

(Address Of Principal Executive Offices) (Zip Code)

011 86 755 8831 2115
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2009, the registrant received notification from Mr. Peter Mak that effective immediately, he resigned from his position as Chief Financial Officer of New Dragon Asia Corp. (“New Dragon”). New Dragon has commenced a search for a new Chief Financial Officer. In the interim, the Board of Directors has appointed Ling Wang, New Dragon’s current Chief Accounting Officer and Director, to serve as Interim Chief Financial Officer until a permanent replacement for this position has been identified.

Ms. Ling Wang graduated from Shandong Television Broadcast University in economics management. She has been working with the subsidiary of New Dragon since 1981 and her main responsibilities are in operation control and internal audit.

Ms. Wang has no family relationships with any of the executive officers or directors of New Dragon.  There were no arrangements or understandings between Ms. Wang and any other person pursuant to which she was selected as Chief Financial Officer.  There have been no related party transactions in the past two years in which New Dragon or any of its subsidiaries was or is to be a party, in which Ms. Wang had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

By:	/s/ Ling Wang
Name:	Ling Wang
Title:	Chief Financial Officer

Dated: February 12, 2009